EXHIBIT 10.3
(English Translation)

Investment Agreement of gas pipe project construction in A Cheng

Party A: Construction Bureau of A Cheng
Party B: Tianjin Singocean public utilities development Co. Ltd

1. Project summary and business model

1.1 Party A permits Party B to invest and manage the gas pipe in A Cheng. The time lasts 30 years. Party B enjoys all own right and manage right of all invest projects.

1.2 Project content: Party B responds for consummation gas pipe, planning, designing, construction and supplying of gas stations.

1.3 Gas resource: Compressed nature gas

1.4 Implementing plan: concentrated gas supply by great gas pipeline nets.

1.5 Operating means: Party B registers a subsidiary company in A Cheng.

1.6 Charging criterion: connection fee costs 2000 RMB per user.

2.  The timeline of the project

The gas pipe line project would be implemented by phases in accordance with urban construction.

3.  Interest and responsibility of Party A

3.1 Party A brings the preferential policies for Party B, for example, reducing the necessary expense of urban construction, and so on.

3.2 Party A respond for initiation new construction and under construction with gas pipe supply.

3.3 Party A bring Party B the compensation for reconstruction and moving of gas pipe line as necessary of urban development.

3.4 Party A responds for coordinating the relations among the functional departments during the construction time.

3.5 Party A responds for bringing the temporary place for pipe stacking.

4.   Interest and responsibility of Party B

4.1 Party B responds for united planning, designing, construction, supplying, managing, maintaining for gas pipe line and gas stations. Party B signs the gas supply agreement with every user to guarantee long time gas supplying and safely gas supplying.

4.2 Party B guarantees the quality of the project and brings the excellent service.

4.3 Party B establishes the regulations and orders in order to supply gas safely.

4.4 Party B should be accepted the surveillance, management and instruction from local government and obeys the related laws of A Cheng.

4.5 Party B responds for all safety incident by the pipe construction and preparing for gas supply.

4.6 Party B pays the total invest cost for project construction and all taxes and fees during the process of this project. Party B takes the charge of all benefit and debt during the operation process.

5. This agreement is made and entered into this on 10 of June, 2005 and between Party A and Party B. Violation side would pay the opposite party the fact economic loss in accordance with the law.

6. Others:

6.1 The dispute would be solved through discussion by both Parties. Should a dispute arise between the Parties regarding this Agreement which cannot be resolved through amicable discussions between the Parties then, either Party may call for the local Court.

6.2 This agreement will be executed after both parties signed and sealed. Both parties take four copies.